Sigur Capital

531 Airport North Office Park

Fort Wayne, IN 46825

Phone: 260-490-9990

Fax:  866-745-8713

Email:  info@sigurholdings.com

November 24, 2014

Mr. Andrew Mynheer

ELECTRIC VEHICLE RESEARCH CORPORATION

8309 Mount Logan Court

Las Vegas, Nevada 89131

Dear Sirs,

ENGAGEMENT LETTER

We refer to our recent conversations on the funding requirements of your organization. You have explained to us that ELECTRIC VEHICLE RESEARCH CORPORATION or (the "Company"), requires funding and international capital markets advice, (the "Advisory Service").

More specifically and with respect to the Financings we understand that there is need for US$9,000,000, (Nine million United Sates dollars)

Sigur Capital has been asked by you to act as the lead advisor to the company in connection with the financing.  It is proposed that Sigur Capital ("Sigur"), working in close consultation with the Company and some of its existing advisers, will use all reasonable endeavors to assist the Company by providing the Advisory Service which from Sigur’s perspective, will result in ELECTRIC VEHICLE RESEARCH CORPORATION future stock price having momentum, liquidity and trade, more often than not, closer to fair value. The Financings, also achieved with the assistance of Sigur, will enable the Company to have access to more than adequate funding for the successful execution of its business plan.

We now have pleasure in setting out below the terms and conditions according to which Sigur proposes to act for the Company.

With regard to the Advisory Service the role of Sigur will consist inter alia of:

1.	Working with THE COMPANY’S senior management so that SIGUR may perform the necessary due diligence.
2.	Working with THE COMPANY’S senior management so that SIGUR may understand the exact nature of the Company's business plan.
3.	Working with THE COMPANY’S senior management so that SIGUR may understand the exact nature of the Company's successes to-date and future milestones.
4.	Working with THE COMPANY’S senior management so that SIGUR may understand the current ownership of the Company's shares and their geographical distribution.
5.	Working with THE COMPANY’S senior management so that SIGUR may understand the Company's revenue sources and their geographical distribution.
6.	Working with THE COMPANY’S senior management so that SIGUR may understand the Company's future revenue sources and their geographical distribution.
7.	Working with THE COMPANY’S senior management to select the appropriate Designated Sponsor for a future listing on a major exchange in the United States.
8.	Working with THE COMPANY’S senior management to select the appropriate Research Service.
9.	Monitoring the service received by the Company from its Designated Sponsor.
10.	Assisting the Company in identifying additional research analysts to follow the Company.
11.	Monitoring the service received by the Company from its research analysts and the Research Service.
12.	Advising the Company on all aspects of international Corporate Finance tools and techniques as might be in the Company's best interests.
13.	Advising the Company on all aspects of the international Capital Markets' tools and techniques as might be in the Company's best interests.
14.	Advising the Company on all matters as might affect the capital market's perception of the Company.
15.	Providing any and all further assistance as may be reasonably required by THE COMPANY and be within the competence of Sigur

With regard to the Financings the role of Sigur will consist inter alia of:

1.	Working with THE COMPANY’S senior management to ascertain the precise amount of funds that are needed by the company and by when;
2.

Working with THE COMPANY’S senior management to not neglect the interests of existing THE COMPANY’S shareholders, to ascertain any interest they may have in further investment in THE COMPANY’S and their capacity to assist in the Financings;

3.	Working with THE COMPANY’S senior management to clarify the appetite of certain other individuals and professional investors for investment in the Company;
4.	Organizing for and accompanying THE COMPANY’S senior management to meetings, with potential qualified and reputable investors;
5.	Working with THE COMPANY’S senior management and their appointed legal representatives to provide drafts of all necessary documents for the completion of the Financings;
6.

Working with THE COMPANY’S senior management and assisting in the negotiation of the terms with investors to ensure that final terms, of all aspects of the Financings, are in the best interest of the Company;

7.	Providing any and all further assistance as may be reasonably required by THE COMPANY’S and be within the competence of Sigur.

Any additional services required, beyond the scope of the services listed above, during the period of the mandate proposed hereby must be agreed in writing between Sigur and the Company together with the amount of additional remuneration payable in respect of such additional services. In this event, we may issue a supplementary mandate agreement. The terms of this letter and the Appendix hereto will apply to any such additional services provided by us in connection with this proposed engagement letter, whether or not such additional services are subject to a supplementary mandate letter, (the "Agreement") or (the "Engagement Letter").

In remuneration for our role in respect of the Advisory Services, Sigur will receive a non-refundable engagement fee from THE COMPANY of $35,000 (thirty-five thousand USD) within 48 hours after receiving the first investment amount in its bank account (Engagement Fee).

In remuneration of our role with reference to the Financings as set out above and herein, SIGUR will receive a placing fee or commission in respect of the equity or equity related portions of any Financings of 10% (ten per cent) of all monies raised and in respect of the non-equity (debt financing) related portions, a 7% (seven per cent) fee will be payable, (the "Placing Commissions"). Said Placing Commissions will be payable immediately on the dates any proceeds of any such Financings are made available to the Company or its representatives. Sigur reserves the right to take all or any part of such fees in Shares valued on the same terms as issued in connection with any equity financing. In the case of a non-equity financing the valuation at which Shares will be made available to Sigur will be the closing price of the Shares on the day before the announcement of the relevant transaction, the closing price of the Shares on the day of the relevant transaction or the four week trading volume weighted average price (VWAP), as per the "HP" function on the Bloomberg quote system, whichever the lower.

Sigur will be entitled to reimbursement of all of its reasonable out-of-pocket expenses directly incurred in the fulfillment of its mission as set out above and herein, in particular, but not limited to, travel, accommodation, telecommunications and, as appropriate, any outside professional fees and costs such as lawyers, accountants and due diligence fees etc. Invoices in respect of out-of-pocket expenses incurred will be submitted to the Company on a monthly basis, together with supporting receipts and documentation, which invoices will be payable upon receipt. No such out-of-pocket expense in an amount in excess of $1,000 will be incurred without the COMPANY’s prior consent in writing.

VAT (Value Added Tax) will be payable on all of above fees where applicable.

For the purposes of managing an orderly and professional approach to investors, THE COMPANY will furnish SIGUR with an up-to-date shareholder list, which will include contact details, specifically, but not limited to, email addresses, for said shareholders and THE COMPANY will ensure that an approach by SIGUR is expected.

If the above indicated terms and conditions are acceptable to you, we would be grateful if you would so confirm by signing, dating and returning to us a copy of this Engagement Letter and the attached Appendix "Terms and Conditions".

Such signature and return will constitute your exclusive mandate to Sigur on the terms and conditions set out above and herein and as further set out in the attached Appendix headed `Terms and Conditions', valid for a duration of 12 (twelve) months from the date of your agreement to this proposed mandate and renewable thereafter by tacit consent. Such mandate will be a valid and legally binding obligation on the parties hereto, enforceable in accordance with its terms.

This Agreement incorporates the Terms and Conditions set out in the attached Appendix ("Terms and Conditions"), but subject to the aforesaid, represents the entire understanding between the parties hereto and supersedes any prior agreements or understandings (whether written or oral) between or among the parties.

Should THE COMPANY, during a period of 3 (three) years from the date of expiration of this mandate, conclude an agreement with any of the parties introduced by Sigur which leads to the raising of finance or other type of transaction then, in the case of a capital raising a commission will be payable to Sigur, on the following basis: if within 24 months, the commission will be 50% (fifty per cent) of the equivalent of the Placing Commission, if within 36 months said figure will be 25%.(twenty five per cent) In the case of some other type of transaction, an industry standard fee will be payable to Sigur discounted on the same percentage basis. The parties further agree not to circumvent each other or behave in any way that might result in the other party being disadvantaged commercially, financially or otherwise.

It is understood that in the event of the Company receiving information, before or during the life of this agreement, with respect to any of their products or services that could be interpreted as likely to have a material negative effect on the Company's value, the Company will immediately inform SIGUR. SIGUR reserves the right, in such event, to terminate its relationship with the Company with immediate effect albeit in a fair, orderly and professional manner. In the case of such an event all fees due to Sigur will become immediately payable.

It is expressly understood and agreed by the parties hereto, that this Agreement does not, and will not, constitute an undertaking of whatsoever nature by Sigur to acquire shares of, or otherwise invest in, or provide financing to the COMPANY. Only a definitive and regularly constituted agreement duly entered into by, and between, THE COMPANY on the one hand, and an investor(s), on the other will constitute a contractual agreement binding in its terms.

It is further expressly understood and agreed that Sigur is and will be entitled to rely upon all statements of fact, and all further written information provided by THE COMPANY and/or its officers or representatives in the context of this mission. Any material errors or omissions, or material lack of adequacy in the context of this Engagement, in any such statement or written information will constitute a material breach of contract under the terms and conditions of this mission and, as such, could give rise to a claim, or claims, for damages by Sigur.

It is understood and agreed that any advice rendered by us is provided solely under the terms of our engagement and for your benefit, and may not be used or relied on by any other person or for any other purpose, without our prior written consent.

This Agreement will be governed by and construed in accordance with the laws of Indiana. . The parties hereby agree that any and all controversies or disputes arising from or relating to this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and statutory claims, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Fort Wayne, Indiana.  Notwithstanding this Agreement, any court of competent jurisdiction in Allen County, Indiana shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

We thank you for the confidence you have shown in Sigur, and remaining at your disposal, we are delighted about the opportunity.

Yours faithfully,

/s/:Mandla Gwadiso

Mandla Gwadiso

Sigur Capital

CEO

We hereby agree to, and undertake to abide by the above-mentioned terms and conditions of this Agreement dated this 24th Day of November 2014.

For:  Electric Vehicle Research Corporation

/s/:  Andrew Myneer

Andrew Mynheer, CEO

………………………

APPENDIXTerms and Conditions

1. Period and terms of Engagement

Sigur's engagement hereunder (the "Engagement") will continue for a minimum of 12 (twelve) months from the date of counter signature of this letter ("Date of Engagement") unless agreed after an initial 6 months review or extended in writing, or in the event of a termination (see section 7 below).

The Engagement will be exclusive to Sigur within the United Kingdom, United State and Australia.

Please note that by entering into or performing our obligations under this letter we are not representing that it is or will be possible or advisable for the transactions, which are the subject of the Engagement to proceed. The conclusions Sigur may reach in respect of the Engagement may change, in the light of circumstances prevailing at the time.

This letter does not oblige Sigur to sell, acquire, or place any investments, or to lend monies, unless and until it is expressly agreed otherwise in writing.

2. Authority

Sigur is entitled to assume that any instructions received by us have been properly authorized by you. We may act upon telephone instructions from you prior to the receipt of any written instruction or confirmation. Sigur also reserves the right to record any telephone conversations between us or between your professional advisers and us and SIGUR undertakes to inform of such action in advance.

Sigur represents and warrants that it holds all necessary authorizations and licenses in each relevant jurisdiction to perform all of the services contemplated in the Engagement.

3. Notices

Any notice given in connection with the Engagement must be in writing and may be communicated by email, letter or facsimile. Notices to Sigur shall be sent to the address (and facsimile numbers) given in our letter heading, unless we advise you otherwise, and for the attention of Mr. Mandla Gwadiso.

Your mailing and email addresses for notices, for the attention of Andrew Mynheer, unless you advise otherwise, are:

Chief Executive Officer

ELECTRIC VEHICLE RESEARCH CORPORATION

8309 Mount Logan Court

Las Vegas, Nevada 89131

4. Information provided by you to Sigur

You agree to make promptly available to Sigur any information, assistance and documentation which we may reasonably require for the purpose of this Engagement. You agree that all documentation provided to Sigur in connection with the Engagement will not be false or misleading and that all statements made or expressions of opinion, expectation or intent made by you will be honestly held and made on reasonable grounds. You undertake if anything occurs to render the aforementioned false or misleading you will notify us as soon as practicable. You agree to advise us in advance of any significant steps that you, your agents or advisers propose to take in relation to the Engagement.

5. Announcements, public statements or documents published by you

You agree to ensure that every announcement, public statement or document made or published by you (or your agents) during Sigur's Engagement will contain all particulars required to comply with all applicable law and regulations. Furthermore, you agree that, subject to any disclosure required by law or regulation including the rules of any relevant stock exchange, no such announcement, public statement or document will be published relating to the Engagement in any way without first consulting with and then obtaining the prior written consent of Sigur. If anything occurs within a reasonable time after publication of any such statement, announcement or document to render the same untrue, unfair, inaccurate or misleading, you will promptly notify Sigur and take all steps which Sigur may require correcting the matter.

6. Independence policy and disclosure of material interest

Sigur will take reasonable steps to ensure that all advice given to you or all action undertaken on your behalf is not in any way biased or affected either because of any action Sigur may take or knowledge which Sigur may have as a result of acting for any other client, or as a result of the existence of any material interest which Sigur or a connected or associated company or another client may have in or related directly or indirectly to the proposed transaction such that a conflict of duty may exist or may arise, for whatever reason. Sigur will disclose to you any material interests or conflicts of interest, which may arise except where it is not practical to make such a disclosure. Disclosure may be either orally or in writing and Sigur will take reasonable steps to ensure that you do not object to the material interest or conflict of interest.

7. Termination

Sigur's engagement hereunder may not be terminated in advance of the termination date (see 1. "Period and terms of Engagement"), except by mutual agreement or as agreed after a 6 month initial review. Following the termination date any termination notice must be provided in writing, giving three months notice, and receipt by Sigur is to be acknowledged, without delay, by email, except for the initial 6 month review which will require no notice.

Termination will not affect any legal rights or obligations, which may have already accrued between the parties to this agreement.

8. Confidentiality

All confidential information, which each of us (or any connected persons) receives from the other or any of the other party's subsidiaries or other professional advisers, will be held in strict confidence unless the other party specifically consents to the disclosure of that confidential information in writing. This section will not apply to any information, which is in the public domain or enters it other than as a result of a breach of this paragraph, is lawfully received from a third party without any obligation of confidentiality, or is independently developed by either party without access to the knowledge or use of the confidential information or is required to be disclosed by law or by regulation including the rules of any stock exchange to which the relevant party is subject. Neither Sigur nor any connected person will have any duty to disclose to you any information, which comes to its notice in the course of carrying on any other business and we may be prohibited from disclosing information to you as prescribed by law or regulatory bodies. All correspondence and other papers held by Sigur in relation to any matter undertaken for you will be Sigur's sole property with the exception of original contracts and share certificates and other documents of title held to your order.

9. Law and regulation

Both parties agree that they will comply with all the relevant laws and regulatory requirements in any jurisdiction that may be relevant to this Engagement. They will use their reasonable endeavors to ensure that all necessary authorizations, approvals, consent and filings to enable the Engagement to proceed or otherwise in connection with the Engagement are promptly obtained or made. They agree that if the other party is requested by any regulatory or governmental authority (including, but not limited to any relevant designated Stock Exchange) to disclose any information relating to your affairs, then, the other party may do so.

10. Complaints

In the event that you have any complaint about our services, you should contact our Compliance Officer or Compliance Oversight Function Holder, and if the complaint is not resolved to your satisfaction you may complain directly to the Financial Ombudsman Service.

11. Compensation

Compensation may be available under the Financial Services and Markets Act scheme in the event that Sigur is unable to meet any of its liabilities. Sigur can provide an explanation on request.

12. Indemnity

It is agreed that both parties, the Company and Sigur, will indemnify each other and their connected persons (including but not limited to their employees, directors, group companies, agents and advisers) against all costs, losses, damages, claims and expenses, which may be incurred by them or made against them in any jurisdiction arising out of the Engagement and will reimburse each other and their connected persons in full for all costs, charges and expenses (including legal fees) reasonably incurred in investigating, preparing or defending any pending or threatened claim provided that such costs, losses, damages, claims and expenses do not arise from the negligence or willful default of the other party or its connected persons. It is agreed that neither Sigur nor the Company nor any connected person will have any liability whatsoever (whether in contract, tort or otherwise) to each other for or in connection with things done or omitted to be done pursuant to the Engagement other than arising out of the negligence or willful default of either party or its connected persons. This section ("Indemnity") is in addition to any rights that either party or its connected persons may have at common law or otherwise (including, but not limited to, any right of contribution).

13. Limitation of liability

Neither the Company nor Sigur will have liability for any loss, damage, costs, expenses, or other claims for compensation arising from any information or instructions supplied by each other, which are incomplete, inaccurate, illegible, out of sequence or in the wrong form or any other fault by the other party.

The aggregate liability of each party to the other and their connected persons in respect of any losses or damages and costs suffered or incurred in connection with this Engagement, but excluding any such losses, damages or costs arising from the fraud or dishonesty of either party or in respect of liabilities which cannot be lawfully limited or excluded, will be limited to the total amounts of fees paid by the Company to Sigur in respect of the Engagement (or any such fee amount which would have been payable had the Financing achieved successful completion).

14. General

This letter does not affect any other agreement, which Sigur has entered into with you in respect of any other transaction or matter, nor any other agreement, which Sigur may enter into in the future (subject to section 1 of this Appendix).

In all dealings with third parties Sigur will be acting as agent on your behalf and not as principal. Sigur will have no authority to bind you.

The benefits of this letter will inure to your successors and assignees and the obligations and liabilities assumed in this letter by you will be binding on their respective successors and assignees.

If any part of this agreement becomes or is declared illegal, invalid or unenforceable for any reason whatsoever, such part will be deemed to be deleted, provided always that if any such deletion substantially affects or alters the commercial basis of these terms and conditions, the parties will negotiate in good faith to amend and modify them as may be necessary or desirable in the circumstances.

These terms and conditions are subject to change by agreement, or at any time by Sigur sending to you a written notice describing the relevant change(s) to the extent that the changes are limited to those changes that are required to ensure compliance with the rules of any regulatory authority. No such change will affect any legal rights or obligations which may have previously accrued to or been incurred by Sigur or you.

In the event of any failure, interruption or delay in the performance of Sigur's obligations hereunder resulting from acts, events or circumstances not reasonably in Sigur's control, including, but not limited to, industrial disputes, acts or regulations of any governmental or supranational bodies or authorities, breakdown, failure or malfunction of any telecommunications or computer services, systemic or market risk, Sigur will not be liable or have any responsibility of any kind for any loss or damage incurred or suffered by you or any other person as a result thereof. A person who is not a party to this Engagement letter will have no right under the Contracts (Rights of Third Parties) Act 1999.

The failure or delay by Sigur in exercising any right under this Engagement letter will not operate as a waiver of such right. The single or partial exercise of any right by Sigur will not prevent any other or further exercise of such a right or any other right. No breach of any provision of this Engagement letter by you will be waived except with the express written consent of Sigur.

15. Governing Law

This Agreement will be governed by and construed in accordance with the laws of Indiana. . The parties hereby agree that any and all controversies or disputes arising from or relating to this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and statutory claims, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Fort Wayne, Indiana.  Notwithstanding this Agreement, any court of competent jurisdiction in Allen County, Indiana shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

16. Confirmation

Please confirm, by signing and returning to Sigur the enclosed copy of this letter that the above accurately sets out the services that you have asked Sigur to provide and that the terms of Sigur's Engagement set out in this letter are acceptable to you.

{Signature Page to Follow}

………………………

Yours faithfully,

/s/:Mandla Gwadiso

Mandla Gwadiso

Sigur Capital

CEO

We hereby agree to, and undertake to abide by the above-mentioned terms and conditions of this Agreement dated this 24th Day of November 2014.

For:  Electric Vehicle Research Corporation

/s/:  Andrew Myneer

Andrew Mynheer, CEO